SECOND AMENDMENT TO CONSULTING AGREEMENT



This Second Amendment to Consultant Agreement ("Second Amendment") is entered into by and between WESTMARK GROUP HOLDINGS, INC., a Delaware corporation, and WESTMARK MORTGAGE CORPORATION, a California corporation (hereinafter collectively "Westmark") and HARRY C. COOLIDGE, ESQ. ("Coolidge"), and is made in reference to the following:

         WHEREAS, Westmark Group Holdings, Inc. and Coolidge entered into a Consulting Agreement on January 24, 1996 and a subsequent Amendment on February 4, 1997, and;

         WHEREAS, Westmark Mortgage Corporation desires to adopt, ratify, approve and confirm said Consulting Agreement as amended, and;

         WHEREAS, Westmark and Coolidge desire to further amend said Consulting Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained therein, said Consulting Agreement is hereby amended and modified in the following respects:

         1. Term: The term of this Consulting Agreement shall be extended and continue to and including April 24, 2000, subject to termination as hereinafter set forth.

         2. Termination Without Cause: This Agreement is a guaranteed contract and is not subject to termination by Westmark other than for cause as set forth hereinafter. Termination by Westmark for any reason other than for cause, including but not limited to termination due to insolvency, bankruptcy, liquidation or winding down of operation shall be deemed to be termination without cause for the purpose of this Agreement. In the event of termination by Westmark, without cause, prior to the end of the term of this Consulting Agreement, Coolidge shall be entitled to a lump sum payment equal to the monthly compensation provided for in this Agreement as amended multiplied by the number of months remaining in the term of this Agreement or any extension thereof together with all benefits, reimbursements or other rights to which Coolidge has become entitled,

         3. Termination for Cause: Westmark reserves the right to terminate this agreement if Coolidge willfully breaches or willfully neglects the duties which he is required to perform under the terms of this agreement. Westmark shall not terminate this agreement pursuant to the foregoing unless Westmark shall first deliver to Coolidge a notice which specifically identifies such breach or neglect and Coolidge shall have cured the same within 30 days after receipt of the written notice. Westmark shall further have the right to terminate Coolidge if Coolidge commits acts of dishonesty, fraud or misrepresentation that would prevent the effective performance of Coolidge's duties. This agreement shall further terminate immediately on the occurrence of any of the following events:


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A.      The death of Coolidge;

B. Coolidge becomes permanently disabled because of sickness, physical or mental disability or any other reason so that Coolidge shall be unable to complete duties under this agreement. "Permanently disabled" shall mean any disability that continues for 180 days in any twelve month period, certified by a licensed physician mutually agreed upon by Westmark and Coolidge.

         Westmark may at its option terminate this agreement for the reasons stated in this section by giving written notice of termination to Coolidge without prejudice to any other remedy to which Westmark may be entitled either at law, in equity, or under this agreement. The notice of termination required by this section shall specify the ground for the termination and shall be supported by statement of all relevant facts. In the event of termination for cause by Westmark, Coolidge shall be entitled to compensation or benefits earned up to and including the date of termination. In the event a court of competent jurisdiction determines that Coolidge was wrongfully terminated, said termination shall be deemed to have been without cause and Westmark shall pay to executive all compensation and benefits provided for termination without cause as set forth hereinafter, together with Coolidge's reasonable attorney's fees, expert fees and court costs.

         4. Change of Control: In the event of a change of control as set forth below, while Coolidge is under contract to Westmark, and in the further event Coolidge's contract is terminated without cause, as defined herein above, Westmark shall pay to Coolidge a lump sum payment equal to the monthly compensation provided for in this agreement as amended multiplied by the number of months remaining in the term of this agreement or any extension thereof, together with all benefits, reimbursements or other rights to which Coolidge has become entitled. Change of control shall be defined as follows:

   A.   Any "person," including a "group" as determined in accordance with
        Section 13 (d) (3) of the Securities Exchange Act of 1934 (the "Exchange Act"), becomes, in a single transaction or series of transactions, the beneficial owner, directly or indirectly, of securities representing a Control Percentage (as hereinafter defined) of the combined voting power of the then outstanding securities of the corporation not including a transaction caused by or resulting from the affirmative vote of a majority of the current members of the Board of Directors of Westmark Group Holdings, Inc. (subject to Paragraph 4, B);

   B. The membership of the board of directors as it exists at the time of this Agreement changes such that the current members of the board no longer constitute a majority of the board of directors not including a change caused by or resulting from any current board member's death or resignation pursuant to Paragraph 5, B hereinafter, or the affirmative vote

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        of a majority of the current members of the Board of Directors of
        Westmark Group Holdings, Inc.,

   C. The corporation is merged or consolidated with other corporations in a single transaction or series of transactions and as a result of such merger or consolidation a Control Percentage of the outstanding voting securities of the surviving or resulting corporation shall no longer be owned in the aggregate by the stockholders who owned stock in the corporation as of the date prior to the merger or consolidation not including a merger or consolidation caused by or resulting from the affirmative vote of a majority of the current members of the Board of Directors of Westmark Group Holdings, Inc. (subject to Paragraph 4, B). The term "Control Percentage" shall mean at least 35% in the event the applicable securities are registered under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or at least 35% in the event the applicable securities are not registered are not registered under the Exchange Act.

   D. The corporation transfers all of its assets and or stock to another corporation or to any other person or entity, including but not limited to the transfer of the mortgage operations through a sale of assets or stock, spin-off, divestiture or initial public offering not including a transfer of assets or stock caused by or resulting from the affirmative vote of a majority of the current members of the Board of Directors of Westmark Group Holdings, Inc. (subject to Paragraph 4, B).

   E. In the event of a change of control as set forth above, and Coolidge is requested to remain with the surviving or successor corporation or business, with the same compensation and commensurate duties as previously retained by Coolidge subject to the same terms and conditions of this agreement, and Coolidge rejects such request for continuing employment, said Coolidge shall be entitled to a lump sum severance payment equal to the compensation provided hereinabove in Paragraph 3 regarding termination without cause. Provided, however, that Coolidge shall not reject such request for continuing employment without a reasonable basis.

         5. Termination by Coolidge: Coolidge may terminate his employment for "good reason" upon the occurrence of any one or more of the following:

   A. Termination for "Good Reason": Coolidge may terminate his employment for "Good Reason" if:

        (i) He is assigned, without his express written consent, any duties inconsistent with his positions, duties, responsibilities, or status

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             with Westmark as of the date hereof, or a change in his reporting responsibilities or titles in effect as of the date hereof;

        (ii) His compensation is reduced;

       (iii) Westmark shall file a petition in bankruptcy or re-organization under the federal bankruptcy statutes or an involuntary petition is filed against Westmark and not removed or withdrawn within sixty
             (60) days, or Westmark does not pay any salary or expense due hereunder and then fails either to pay such amount within thirty
             (30) days after written notice from Coolidge, or to contest in good faith such notice. Further, if such contest is not resolved within sixty (60) days, the dispute shall be submitted to arbitration pursuant to the then existing rules of the American Arbitration Association; or

        (iv) Westmark commits any material breach of this agreement, which breach is not cured by Westmark within thirty (30) days of written notice of said breach from Coolidge.

        (v) In the event Coolidge terminates his employment for good reason as hereinabove set forth, Coolidge shall be entitled to a lump sum payment equal to the monthly compensation provided for in this agreement multiplied by the number of months remaining in the term of this agreement or any extension thereof, together with all benefits, reimbursements or other rights to which Coolidge has become entitled.

B. Voluntary Termination By Coolidge: Coolidge shall have the right to terminate this agreement for any reason other than change of control or good reason as set forth hereinabove, upon sixty (60) days written notice to Westmark. In the event of voluntary termination by Coolidge other than for good reason or change of control, Coolidge shall be entitled to any compensation or benefits due and owing to Coolidge up to the date of termination.

        6. Vacation: Coolidge shall be entitled to four (4) weeks paid vacation per year subject to the policies and procedures of Employer. Unused accrued vacation time may, be carried forward to subsequent years and/or paid in full upon termination of this agreement.

        7. Stock Options: Immediately upon the execution of this Agreement, Westmark and Coolidge shall enter into a Stock Option Agreement, pursuant to which Westmark shall issue options to Coolidge to acquire 400,000 shares of the common stock of Westmark Group Holdings, Inc. Said options shall vest immediately at an exercise price of $1.00. Said vested



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options may be exercised on or after the following dates:

        100,000 shares on March 31, 1998
        50,000 shares on October 31, 1998
        100,000 shares on March 31, 1999
        50,000 shares on October 31, 1999
        100,000 shares on March 31, 2000

        In the event of a sale, divestiture, spin-off or transfer of all or substantially all of the assets or stock of Westmark Mortgage Corporation, all options granted hereunder to Executive shall immediately become exercisable. Provided, however, that no option shall be exercisable after the expiration of ten years from the date said option was granted.

        8. WestMark Mortgage Corporation: Westmark Mortgage Corporation does hereby adopt, ratify, approve and confirm the terms and conditions of the aforementioned Consulting Agreement and all amendments thereto, and agrees to be bound thereby.

        Except as hereinabove amended or modified, said Agreement shall continue in full force and effect.



Dated:   8-27-97                                  Dated: 8-27-97


/s/ Mark Schaftlein                               /s/ Harry C. Coolidge, Esq.
--------------------------------                  ------------------------------
 WESTMARK GROUP HOLDINGS, INC.                    HARRY C. COOLIDGE, ESQ.


By: /s/ Mark Schaftlein
--------------------------------
Its: C.E.O.

________________________________
WESTMARK MORTGAGE CORPORATION

By: /s/ Payton Story 2
--------------------------------
Its: President

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